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                                                                    EXHIBIT 99.3

                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                            SUBSCRIPTION CERTIFICATES
                                    ISSUED BY
                             M-TRON INDUSTRIES, INC.

         This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated ____________, 2000 (the "Prospectus") of M-tron Industries, Inc., a Delaware corporation ( "M-tron"), if a holder of Rights cannot deliver the subscription certificate(s) evidencing the Rights (the "Subscription Certificate(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., Eastern Standard Time, on ___________, 2000 unless extended (the "Expiration Date"). Such form must be delivered by hand or sent by facsimile transmission or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "The Offering - Exercise of Rights" and "- Guaranteed Delivery Procedures" in the Prospectus. Payment of the Subscription Price of $5.00 per share for each share of M-tron Class A common stock subscribed for upon exercise of such Right must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., Eastern Standard Time, on the Expiration Date even if the Subscription Certificate evidencing such Right is being delivered pursuant to the procedure for guaranteed delivery thereof.

                           THE SUBSCRIPTION AGENT IS:
                     American Stock Transfer & Trust Company

BY MAIL OR HAND DELIVERY     FACSIMILE TRANSMISSION:     BY OVERNIGHT COURIER:
American Stock Transfer &        (718) 234-5001        American Stock Transfer &
     Trust Company                                           Trust Company
    59 Maiden Lane            CONFIRM BY TELEPHONE:      Exchanges and Tenders
New York, New York 10038         (718) 921-8200              59 Maiden Lane
                                                        New York, New York 10038

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT` CONSTITUTE A VALID DELIVERY.

                              GUARANTEE OF DELIVERY
       (NOT TO BE USED FOR SUBSCRIPTION CERTIFICATE SIGNATURE GUARANTEE)

         The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantees and any other required documents, all within three business days after the date hereof.

 .....................................    .......................................
          (Name of Firm)                                  (Date)

 .....................................    .......................................
                                                   (Authorized Signature)

 .....................................    .......................................
            (Address)                                     (Name)

 .....................................    .......................................
  (Area Code and Telephone Number)                        (Title)

         The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Certificate(s) to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.


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LADIES AND GENTLEMEN:

         The undersigned hereby represents that he, she or it is the holder of Subscription Certificate(s) representing ___________ Rights and that such Subscription Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., Eastern Standard Time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the basic subscription privilege to subscribe for one share of M-tron Class A common stock per every 1.5 Rights with respect to each of __________ Rights represented by such Subscription Certificate and (ii) the over-subscription privilege relating to each such Right to subscribe, to the extent that Shares of M-tron Class A common stocks are available therefor, for an aggregate of up to __________ Shares of M-tron Class A common stock. The undersigned understands that payment of the subscription price of $5.00 per share for each share of M-tron Class A common stock subscribed for pursuant to the basic subscription privilege and over-subscription privilege must be received by the Subscription Agent at or before 5:00 p.m., Eastern Standard Time, on the Expiration Date and represents that such payment, in the aggregate amount of $__________ , either (check appropriate box):

         / /    is being delivered to the Subscription Agent herewith
                                     or
         / /    has been delivered separately to the Subscription Agent;

and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

         / /    wire transfer of funds

                - name of transferor institution................................

                - date of transfer..............................................

                - confirmation number (if available)............................

         / / uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

         / /    certified check

         / /    bank draft (cashier's check)

         / /    postal or money order

If by certified check, bank draft of money order, please provide the following information:

                - name of maker.................................................

                - date of check, draft or money order...........................

                - check, draft or money order number............................

                - bank on which check is drawn or issuer of money order.........

Signature(s)........................    Address(es).............................

 ....................................    ........................................

Name(s).............................    ........................................

 ....................................    Area Code and Tel. No(s)................
     (Please type or print)

Subscription Certificate No(s). (if available)..................................


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